Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended December 31, 2005

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	October 17, 2005	November 15, 2005	December 15, 2005
Allocation Dates during quarter:	October 18, 2005	November 16, 2005	December 16, 2005
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$630,529,700
AFCC Amount at end of quarter:			$654,471,356

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—
Accrued RVO Payment Amount as of such Payment Date:			$—
Number of RVO's outstanding as of the applicable record date			N/A
Payment per RVO:			$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$(3,539,795)
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$5,925
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$9,379

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$630,529,700
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$7,881,621
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$638,411,321
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(3,337,365)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$5,944
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,409
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$638,411,321
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$7,980,141
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$646,391,462
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(3,086,832)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$5,965
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,441
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$646,391,462
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$8,079,894
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$654,471,356
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—